CUFUND
                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1
                              Effective May 1, 2000


CUFUND (the "Fund") is confident that its officers, Trustees and other persons involved with the Fund's business act with integrity and good faith. The Fund recognizes, however, that personal interests may conflict with the Fund's interests where officers, Trustees and certain other persons:

         X    Know about the Fund's present or future portfolio transactions; or

         X    Have the power to influence the Fund's portfolio transactions; and

         X    Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Fund has adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of UNDERLINED terms used throughout the Code are included in Appendix I.

I.   ABOUT THIS CODE OF ETHICS

     A.  WHO IS COVERED BY THE CODE?

         The Fund's ACCESS PERSONS are covered under this Code. The Fund's ACCESS PERSONS generally are:

         X    All Trustees of the Fund, both INTERESTED and INDEPENDENT;

         X    All FUND OFFICERS; and

         X Natural persons in a CONTROL relationship to the Fund who obtain information concerning recommendations about the PURCHASE OR SALE of a security by the Fund "Natural CONTROL Persons".

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     B.  What Rules Apply to Me?

         This Code sets forth specific prohibitions and restrictions. They apply to all ACCESS PERSONS of the Fund except where otherwise noted. The Code also sets out reporting requirements for ACCESS PERSONS.
         For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

         X    INDEPENDENT TRUSTEES                               Part A

         X    INTERESTED TRUSTEES and FUND OFFICERS              Part B

         X    Natural CONTROL Persons                            Part C

II.  STATEMENT OF GENERAL PRINCIPLES

     In recognition of the trust and confidence placed in the Fund by its shareholders, and because the Fund believes that its operations should benefit its shareholders, the Fund has adopted the following principles to be followed by its ACCESS PERSONS:

     A. The interests of the Fund's shareholders are paramount. You must place shareholder interests before your own.

     B. You must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between your personal interests and the interests of the Fund or its shareholders.

     C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.

III. GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

     ACCESS PERSONS may not, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Fund (or any series thereof):

     A.  Employ any device, scheme or artifice to defraud the Fund;

     B. Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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     C.  Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

     D.  Engage in any manipulative practice with respect to the Fund.

IV. PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS (not applicable to INDEPENDENT TRUSTEES)

     A. BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS (not applicable to INDEPENDENT TRUSTEES).

         This restriction applies to: (i) ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by the Fund or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES and (ii) Natural CONTROL Persons.

         These persons may not PURCHASE OR SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP ON THE SAME DAY as the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by the Fund (or any series thereof).

     B. PROHIBITION ON SELLING RECENTLY ACQUIRED SECURITIES (not applicable to INDEPENDENT TRUSTEES).

         This prohibition applies to: (1) ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by the Fund; or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES and (ii) Natural CONTROL Persons. These persons may not sell a SECURITY within 60 days of acquiring that SECURITY.

     C. PRE-APPROVAL FOR IPOS AND LIMITED OFFERINGS (not applicable to INDEPENDENT TRUSTEES).

         This restriction applies to: (i) ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF any securities by a Fund and (ii) Natural CONTROL Persons. These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

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     D.  Limits on Accepting or Receiving Gifts.

         ACCESS PERSONS cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with the Fund's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

V.   REPORTING REQUIREMENTS

     Subject to Section X hereof, ACCESS PERSONS of the Fund must comply with the reporting requirements set forth in Parts A-C.

VI.  REVIEW AND ENFORCEMENT OF THE CODE

     A.  APPOINTMENT OF A REVIEW OFFICER.

         A review officer "Review Officer" will be appointed by the Fund's President to perform the duties described herein.

     B.  THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES.

         (1) The Review Officer shall notify each person who becomes an ACCESS PERSON of the Fund and who is required to report under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

         (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

         (3) If the Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the President and legal counsel "Counsel" for the Fund. The President and Counsel will determine whether the person violated the Code.

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         (4)  No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

         (5) The Review Officer will submit his or her own reports, as may be required pursuant to Parts A-C hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

         (6) The Review Officer will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of securities offered in connection with an IPO or LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

     C.  RESOLUTION; SANCTIONS.

         If the President and Counsel determine that a person has violated the Code pursuant to paragraph B. (3) above, the President will approve a proposed resolution of the situation and submit the proposed resolution, with a report on the violation, to the Board at the next regularly scheduled Board meeting unless, in the President's sole discretion, circumstances warrant an earlier report. In lieu of proposing a resolution to the Board, the President may, if appropriate, impose upon the person a resolution and/or sanctions that the President deems appropriate.

VII. ANNUAL WRITTEN REPORTS TO THE BOARD

     At least annually, the Review Officer, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide WRITTEN reports to the Fund's Board of Trustees as follows:

     A. ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

     B. The Review Officer, President, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

     C. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Fund, investment adviser(s) (including any sub-advisers), and principal

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         underwriter(s) have adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their code of ethics.

VIII.    INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

     A. GENERAL PRINCIPLE: OVERLAPPING RESPONSIBILITIES. A person who is BOTH an ACCESS PERSON of the Fund and an access person of an investment adviser to or principal underwriter for the Fund is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These ACCESS PERSONS, however, remain subject to the principles and prohibitions in Sections II and III hereof.

     B.  OVERLAP WITH ADMINISTRATOR'S CODE OF ETHICS.

         A person who is both an ACCESS PERSON of the Fund and subject to the Fund administrator's code of ethics that complies with the principles in and the reporting requirements under Rule 17j-1 may not be required to report under both codes of ethics. ACCESS PERSONS of the Fund seeking to comply with the reporting and other requirements in an administrator's code of ethics in lieu of those in this Code must notify the Review Officer. Such ACCESS PERSONS shall remain subject to the principles and prohibitions in Sections II and III hereof; and the administrator must comply with this Section VIII hereof and paragraph C below.

     C. PROCEDURES. Each such investment adviser, principal underwriter and administrator of the Fund must:

         (1) Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

         (2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

         (3) Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under
              Section VII.C. above.

IX.  RECORDKEEPING

     The Fund will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They

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     will be available for examination by representatives of the Securities and
     Exchange Commission and other regulatory agencies.

     A. A copy of this Code and any other code adopted by the Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

     F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval is granted.

X.   MISCELLANEOUS

     A. CONFIDENTIALITY. All reports and other information submitted to the Fund pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

     B. INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

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     C.  COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.



Adopted this 1st day of May, 2000.

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                                     PART A

                              INDEPENDENT TRUSTEES

I.   QUARTERLY TRANSACTION REPORTS

     (A) Subject to Section II. (B) below, each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

     (B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

     (C) You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review OfficeR NO LATER THAN 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.  WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

     (A) You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

     (B) Notwithstanding Section I above, reports of individual SECURITIES transactions are required only if you KNEW at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee SHOULD HAVE KNOWN, that during the 15-day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by the Fund (or any series thereof).

         The "SHOULD HAVE KNOWN" standard does not:

         X    imply a duty of inquiry;

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         X    presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's (or a series) investment strategies; or

         X impute knowledge from your awareness of the Fund's (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III. WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

     You are not required to detail or list the following items on your quarterly report:

     (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

     (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

     (C) Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

     (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

     (E) Purchases or sales of any of the following securities:

         X    Direct obligations of the U.S. government;

         X Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

         X    Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                       A-2
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                                     PART B

                      INTERESTED TRUSTEES AND FUND OFFICERS

I.   REQUIRED REPORTS

     (A) INITIAL HOLDINGS REPORT.

         You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

     (B) ANNUAL HOLDINGS REPORT.

         Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

     (C) QUARTERLY TRANSACTION REPORTS.

         (1) Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

         (2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

         (3) You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

                                       B-1
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II.  WHAT MUST BE INCLUDED IN YOUR REPORTS?

     You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III. WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

     You are not required to detail or list the following items on your reports:

     (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

     (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

     (C) Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

     (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

     (E) Purchases or sales of any of the following securities:

         X    Direct obligations of the U.S. government;

         X Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

         X    Shares issued by registered, open-end investment companies.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or INDIRECT BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                     PART C

                             NATURAL CONTROL PERSONS

I.   REQUIRED REPORTS

     (A) INITIAL HOLDINGS REPORT.

         You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

     (B) ANNUAL HOLDINGS REPORT.

         Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

     (C) QUARTERLY TRANSACTION REPORTS.

         (1) Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

         (2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

         (3) You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.  WHAT MUST BE INCLUDED IN YOUR REPORTS?

     You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III. WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

     You are not required to detail or list the following items on your reports:

     (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

     (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

     (C) Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

     (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

     (E) Purchases or sales of any of the following securities:

         X    Direct obligations of the U.S. government;

         X Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

         X    Shares issued by registered, open-end investment companies.

     You may include a statement in your report that the report shall not be construed as your admission that you have any direct or INDIRECT BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

 THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A
   DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU
       SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER
                     FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

     X   any Trustee or officer of the Fund;

     X any employee of the Fund (or of any company in a control relationship to the fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE of SECURITIES by the Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     X any natural person in a CONTROL relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the PURCHASE OR SALE of securities by the Fund.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

FUND OFFICERS means any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Fund. As of May 1, 2000, the Fund's officers are:

Mark E. Nagle                           President and Chief Executive Officer
John Leven                              Controller and Chief Financial Officer
Richard W. Grant                        Secretary
Francis C. Lee                          Vice President and Assistant Secretary
Kevin P. Robins                         Vice President and Assistant Secretary
Sandra K. Orlow                         Vice President and Assistant Secretary
Todd B. Cipperman                       Vice President and Assistant Secretary
Lydia A. Gavalis                        Vice President and Assistant Secretary
Lynda J. Striegel                       Vice President and Assistant Secretary
Kathy Heilig                            Vice President and Assistant Secretary
James R. Foggo                          Vice President and Assistant Secretary

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INDEPENDENT TRUSTEE means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of May 1, 2000, the Fund's INDEPENDENT TRUSTEES are:

James L. Bryan
Gary L. Janacek
Dr. Martha Romayne Seger

IPO (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED TRUSTEE means a Trustee of the Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of May 1, 2000, the Fund's interested Trustee is:

Arno J. Easterly

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE of a SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements, or shares issued by registered, open-end investment companies.

A SECURITY HELD OR TO BE ACQUIRED by the Fund (or a series thereof) means: (A) any SECURITY that within the most recent 15 days (i) is or has been held by the Fund; or (ii) is BEING OR HAS BEEN CONSIDERED by the Fund's adviser for purchase by the Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Fund (or a series thereof) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE by the Fund (or a series thereof) when a SECURITY is identified as such by the investment adviser to the Fund.

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
                                   FOR CUFUND

Name of Reporting Person:______________________________
Calendar Quarter Ended:________________________________
Date Report Due:_______________________________________
Date Report Submitted:_________________________________

SECURITIES TRANSACTIONS

-------------------------------------------------------------------------------------------------------------
                                                Principal Amount,                                Name of
                  Name of        No. of           Maturity Date                               Broker, Dealer
                 Issuer and      Shares               and                                        or Bank
   Date of        Title of        (if             Interest Rate         Type of                 Effecting
 Transaction      Security     applicable)       (if applicable)      Transaction     Price    Transaction
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
If you have no securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________

--------------------------------------------------------------------------------
SECURITIES ACCOUNTS
If you established a securities account during the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------------
                                                        Date Account was         Name(s) on and Type of
        Name of Broker, Dealer or Bank                     Established                  Account
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
If you did not establish a securities account during the quarter, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-------------------------      -------------
Signature                      Date

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT
                                   FOR CUFUND

Name of Reporting Person:_____________________________________
Date Person Became Subject to the
   Code's Reporting Requirements: ____________________________
Information in Report Dated as of:____________________________
Date Report Due: _____________________________________________
Date Report Submitted_________________________________________

SECURITIES HOLDINGS

-------------------------------------------------------------------------------------------------------------
        Name of Issuer and            No. of Shares        Principal Amount, Maturity Date and Interest Rate
        Title of Security            (if applicable)       (if applicable)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
If you have no securities accounts to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS

-------------------------------------------------------------------------------------------------------------
                Name of Broker, Dealer or Bank                     Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]
I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

---------------------------      ---------------
Signature                        Date

                                      III-1

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT
                                   FOR CUFUND

Name of Reporting Person:___________________________________________
Information in Report Dated as of:__________________________________
Date Report Due: ___________________________________________________
Date Report Submitted:______________________________________________
Calendar Year Ended: December 31, _______

SECURITIES HOLDINGS

-------------------------------------------------------------------------------------------------------------
        Name of Issuer and            No. of Shares        Principal Amount, Maturity Date and Interest Rate
        Title of Security            (if applicable)                        (if applicable)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
If you have no securities holdings to report for the year, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS

-------------------------------------------------------------------------------------------------------------
                                                        Date Account was         Name(s) on and Type of
        Name of Broker, Dealer or Bank                     Established                  Account
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
If you have no securities accounts to report for the year, please check here.[ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES
TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF
ETHICS.

------------------------------   -------------
Signature                        Date

                                   APPENDIX V
                            COMPLIANCE CERTIFICATION
                                    FOR FUND
--------------------------------------------------------------------------------

                              INITIAL CERTIFICATION

 I CERTIFY THAT I:   (I)   HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF
                           ETHICS;
                     (II)  UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                     (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                           PROCEDURES;
                     (IV)  UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                     (V)   WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND
                     (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.

Signature___________________________

Name:_______________________________ (Please print)
Date Submitted:_____________________
Date Due:___________________________

--------------------------------------------------------------------------------

                              ANNUAL CERTIFICATION

I CERTIFY THAT I:    (I)   HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF
                           ETHICS;
                     (II)  UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                     (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                           PROCEDURES;
                     (IV)  UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                     (V)   HAVE COMPLIED WITH THE FUND'S CODE OF ETHICS AND ANY
                           APPLICABLE REPORTING REQUIREMENTS DURING THIS PAST
                           YEAR;
                     (VI)  HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE
                           WITH THE CODE BELOW;
                     (VII) WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND
                     (VI)  HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.

EXCEPTION(S):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Signature___________________________

Name:_______________________________ (Please print)
Date Submitted:_____________________
Date Due:___________________________